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                                                                    Exhibit 99.2

                        [OMNIS SOFTWARE INC. LETTERHEAD]


FOR IMMEDIATE RELEASE

Meredith Dudley
Public Relations
public_relations@omnis-software.com
(650) 829-7159

Kenneth Holmes
Chief Financial Officer
ken_holmes@omnis-software.com
(650) 829-7172

                   OMNIS CHANNEL PARTNERS JOIN EXECUTIVE TEAM
                        Board Advisory Committee Formed

SAN BRUNO, CA, May 21, 1998 - OMNIS Technology Corp., (NASDAQ BB: "OMNS") today announced the appointment of two senior executives to spearhead a revitalized worldwide sales & marketing campaign. Kevin J. Doyle was named Vice President of Worldwide Marketing, and Larry A. Barcot as Vice President of US Sales. They each bring with them over 15 years of experience as OMNIS developers, consultants and solution providers to enterprise clients. Mr. Doyle and Mr. Barcot have operated as a team in the past, having founded the Macintosh Computing Network (MCN) consulting organization in 1988. This organization brought together highly successful program implementations with significant contacts throughout the computer industry.

      OMNIS also announced the appointment of David M. Ferri as the first member of a newly formed Advisory Committee to the Board of Directors. Mr. Ferri is President of Word Master, Inc., a Deerfield, IL based consulting firm specializing in the OMNIS family of products, and a channel partner of OMNIS for more than 10 years. The committee will advise the board in all matters where specific OMNIS channel knowledge is essential.

      "OMNIS has been focused on selling to and expanding its channel for many years," said Kenneth Holmes, CFO and acting CEO of OMNIS. "These additions put us in the advantageous position of having two well-known executives, and former channel partners, selling into a community they are intimately familiar with. Kevin and Larry's understanding of our market and industry is an important piece in the restructuring of OMNIS. Also, the addition to our Board of an advisor with direct knowledge of our product line and market will strength our ability to navigate a return to profitability and will add an OMNIS specific perspective to the board."

                                     -more-
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CHANNEL PARTNERS JOIN OMNIS/2

      "This is a very exciting development and opportunity for OMNIS Software," remarked Bruce Whetstone, former Director of Corporate Information Technologies, Amgen, Inc. "Mr. Doyle and Mr. Barcot are an excellent choice due to their considerable talents and experience, combined with their deep understanding of the needs of end-users, and their long-term relationships with the software development and consulting communities."

      "For 15 years, I have felt that OMNIS is the best in class," said Doyle. "The time has come to let the world know that OMNIS is one of the most comprehensive, feature-rich development environments ever built. I relish the opportunity to display its power to the developer community." Barcot added, "Our largest asset is our loyal developer base, their abilities, and their solutions. Many of these entrepreneurs have been deploying solutions into their vertical markets using OMNIS products for years. Our plans will bring this experience to the developer community at large."

OMNIS TECHNOLOGY CORPORATION

      OMNIS is a leader in developing and deploying component engineering software. The OMNIS Studio and OMNIS 7 product lines support the full life cycle of applications and are ideal for the rapid development and deployment of sophisticated Web and client/server applications, providing true re-use of software objects and the unique ability to integrate objects from disparate programming languages. OMNIS Studio is the first component engineering system to integrate JavaBean and ActiveX components.

The statements in this press release may contain forward-looking statements that involve risk and uncertainties that could cause actual results to differ from predicted results. Such risks include, among others, the Company's continuing significant liquidity problems, significant variability in operating results, including variability in product revenues and gross margins, fluctuating demand for new and established products, dependence on new products, dependence on market acceptance of new products, increasing expenses for marketing and development of new products, historical lack of profitability, rapid technological change and risks associated with global operations. Further risks are described in the Company's Form 10-K filed with the Securities and Exchange Commission on June 30, 1997, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Copyright 1998. OMNIS is a registered trademark of OMNIS Software, Inc. OMNIS
Studio and OMNIS 7 are trademarks of OMNIS Software, Inc.